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                                      21.1

                                  SUBSIDIARIES

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                                  Exhibit 21.1

                                  Subsidiaries


                 SUBSIDIARY                           FORM                             OWNER                    OWNERSHIP
                 ----------                           ----                             -----                    ---------

    Sports Facilities, Inc.                        Corporation             The Sports Club Company, Inc.          100.000%

    TVE, Inc.                                      Corporation             The Sports Club Company, Inc.          100.000%

    Century City Spectrum, Inc.                    Corporation             The Sports Club Company, Inc.          100.000%

    The Sports Connection Holding Company          Corporation             The Sports Club Company, Inc.          100.000%

    Jackson Sports Limited, Inc.                   Corporation             The Sports Club Company, Inc.          100.000%

    The Spectrum Club Company, Inc.                Corporation             The Sports Club Company, Inc.          100.000%

    Sports Club, Inc. of California                Corporation             The Sports Club Company, Inc.          100.000%

    Pontius Realty, Inc.                           Corporation             The Sports Club Company, Inc.          100.000%

    Irvine Sports Club, Inc.                       Corporation             The Sports Club Company, Inc.          100.000%

    HealthFitness Organization of America, Inc.    Corporation             The Sports Club Company, Inc.          100.000%

    SCC Sports Club, Inc.                          Corporation             The Sports Club Company, Inc.          100.000%

    L.A./Irvine Sports Clubs, Ltd.                 Partnership             Sports Club, Inc. of California         50.100%

    Talla New York, Inc.                           Corporation             Sports Club, Inc. of California        100.000%

    Reebok-Sports Club/NY                          Partnership             Talla New York, Inc.                    40.000%

    El Segundo-TDC, Ltd.                           Partnership             The Spectrum Club Company, Inc.         17.185%
                                                                           Pontius Realty, Inc.                     0.754%
                                                                           Sports Club, Inc. of California          9.890%
                                                                           The Sports Club Company, Inc.            9.890%

    Sports Connection ES/MB                        Partnership             The Spectrum Club Company, Inc.         43.730%
                                                                           El Segundo-TDC, Ltd.                     6.270%